                                  EXHIBIT 10.2

                             CONTRIBUTION AGREEMENT

     This Contribution Agreement (the "AGREEMENT") is dated as of September 9, 2005 by and among Plastipak Holdings, Inc., a Michigan corporation (the "COMPANY"), Plastipak Packaging, Inc., a Michigan corporation ("PACKAGING"), Whiteline Express, Ltd., a Michigan corporation ("WHITELINE"), Clean Tech, Inc., a Michigan corporation ("CLEAN TECH"), and TABB Realty, LLC, a Michigan limited liability company ("TABB REALTY"). Each of Packaging, Whiteline, Clean Tech and TABB Realty are referred to individually as a "GUARANTOR," and collectively as the "GUARANTORS." Each of the Company and the Guarantors is referred to individually as a "PARTY" and collectively as the "PARTIES."

                                    RECITALS

     A. The Company has issued $325 million principal amount of its 10.75% Senior Notes due 2011 under the terms of an Indenture dated August 20, 2001 by and among the Company, the Guarantors and Wells Fargo Bank, N.A. (as successor by consolidation with Wells Fargo Bank Minnesota, National Association), as Trustee (the "INDENTURE"). The Company is permitted to issue an aggregate of $500 million of 10.75% Senior Notes due 2011 under the Indenture (the "SENIOR NOTES"). The outstanding Senior Notes, and any additional Senior Notes the Company may issue under the Indenture, are and will be treated as one class of securities under the Indenture.

     B. Each of the Guarantors has guaranteed the Senior Notes on a joint and several basis by issuing a joint and several Guaranty ("GUARANTY") to the holders of the Senior Notes (collectively, the "GUARANTIES").

     C. The Parties are also subject to a certain Fifth Amended and Restated Credit Agreement dated as of January 28, 2005 by and among the financial institutions from time to time a party thereto (individually, a "LENDER" and any and all such financial institutions collectively the "LENDERS"), Comerica Bank as Administrative Agent for the Lenders (in such capacity, "AGENT"), the Parties and the other Borrowers (as that term is defined therein) from time to time signatory thereto (the "SENIOR SECURED FACILITY").

     D. It is the intention of each of the Parties that, notwithstanding the joint and several liability of the Guarantors to the holders of the Senior Notes under the Guaranties and the Indenture, such guarantee liabilities be treated among the Parties as if they were several (as opposed to joint and several) in accordance with the percentages set forth below. To that end, the Parties execute and deliver this Agreement so that each Guarantor will have rights of contribution against the other Guarantors in the event one or more Guarantors is obligated to and does pay more that its ratable share of such guarantee obligations.

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Parties hereto agree as follows:

1. Contribution Agreement.

     (a) Notwithstanding any contrary provisions of the Indenture, the Senior Notes or the Guaranties or other documents or agreements executed in connection with or evidencing the Senior Notes (but subject to the provisions of subsection
(b) below), the Parties agree that they shall share amongst themselves responsibility for the obligations ratably in accordance with the following percentages:

Packaging:      87%
Whiteline:       1%
Clean Tech:      3%
TABB Realty:     9%
               ---
Total          100%
               ===

     Each Guarantor shall have and hold rights of contribution against the other Guarantors hereto such that if one or more of the Guarantors hereto pays a percentage of the guarantee obligations for the Senior Notes in excess of the above stated percentage, such Guarantor(s) shall have the right to seek and obtain from the others from time to time their respective ratable share of such excess (including but not limited to any amounts paid as principal or interest, and any court costs and attorneys' fees).

     (b) Notwithstanding the provisions of subsection (a), no payments in respect of this Agreement shall be made until such time as all obligations of the Parties under the Senior Secured Facility have been satisfied in full.

2. Term of Obligation. The obligations of the Parties hereunder shall remain in full force and effect until (i) all of them have been fully and finally released from all the obligations under or with respect to the Senior Notes, and any renewals, extensions, rearrangements or other modifications thereof, and (ii) all amounts required to be paid by any of them to the others of them hereunder have been paid in full.

3. Modification of Underlying Agreements: No Notice Required. Notwithstanding anything to the contrary in this Agreement, the obligations of the Guarantors to the holders of the Senior Notes under the Guaranties shall remain joint and several, and this Agreement shall not impair the rights of the holders of the Senior Notes under the Guaranties. The liability of the Guarantors hereunder shall not be affected by any renewal, extension, rearrangement or other modification of any of the obligations under or with respect to the Senior Notes, or any document executed in connection therewith,


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and each of the Parties hereto hereby expressly waives any notice of any such renewal, extension, rearrangement or modification which might be deemed to be required.

4. Settlements Permitted. Each of the Guarantors hereto may do any or all of the following in respect to contribution claims they may hold against one of the others hereto and without affecting the contribution obligations of any other Guarantor hereto: (a) settle with any other Guarantor hereto any and all claims hereunder on any terms such Guarantor may deem proper, or (iii) release in whole or in part any one or more of the other Guarantors hereto from liability to the releasing Guarantor hereunder. None of such actions shall impair the rights of other Guarantors hereunder.

5. Binding Agreement. This Agreement is for the benefit of each of the Parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns. In no event, however, shall any third party have any rights hereunder or be a beneficiary of the agreements contained herein. None of the Parties hereto may assign their rights hereunder to any party.

6. Costs of Enforcement. Any amounts payable by a Guarantor hereto to any other Guarantor hereto shall be payable upon demand, plus interest from the date of demand until paid at the lesser of (a) the maximum lawful rate, or (b) three percent more than rate of interest announced from time to time by Comerica Bank, N.A. as its prime rate, together with all court costs and reasonable attorneys' fees incurred by such Guarantor in enforcement of this Agreement.

7. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Michigan.

8. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same document.

9. Paragraph Headings. The paragraph headings inserted in this Agreement have been included for convenience only and are not intended and shall not be construed to limit or define in any way the substance of any paragraph contained herein.

                                        PLASTIPAK HOLDINGS, INC.


                                        By: /s/ Michael J. Plotzke
                                            ------------------------------------
                                        Name: Michael J. Plotzke
                                        Title: Vice President and Treasurer


                                        PLASTIPAK PACKAGING, INC.


                                        By: /s/ Michael J. Plotzke
                                            ------------------------------------


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
                                        Name: Michael J. Plotzke
                                        Title: Vice President and Treasurer


                                        WHITELINE EXPRESS, LTD.


                                        By: /s/ Michael J. Plotzke
                                            ------------------------------------
                                        Name: Michael J. Plotzke
                                        Title: Vice President and Treasurer


                                        CLEAN TECH, INC.


                                        By: /s/ Michael J. Plotzke
                                            ------------------------------------
                                        Name: Michael J. Plotzke
                                        Title: Vice President and Treasurer


                                        TABB REALTY, LLC

                                        By: TABB MANAGEMENT, INC.
                                        Its: Manager


                                        By: /s/ Michael J. Plotzke
                                            ------------------------------------
                                        Name: Michael J. Plotzke
                                        Title: Vice President and Treasurer


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